Exhibit 99.1

NEWS RELEASE

Range Announces First Quarter 2025 Results

FORT WORTH, TEXAS, April 22, 2025…RANGE RESOURCES CORPORATION (NYSE: RRC) today announced its first quarter 2025 financial results.

First Quarter 2025 Highlights –

•
Cash flow from operating activities of $330 million
•
Cash flow from operations, before working capital changes, of $397 million
•
Repurchased $68 million of shares, paid $22 million in dividends, and reduced net debt by $42 million
•
Capital spending was $147 million, approximately 22% of the annual 2025 budget
•
Realized price, including hedges, was $4.02 per mcfe
•
Natural gas differential, including basis hedging, of ($0.15) per mcf to NYMEX
•
Pre-hedge NGL realizations of $27.79 per barrel – a premium of $1.05 over Mont Belvieu equivalent
•
Production averaged 2.20 Bcfe per day, approximately 69% natural gas
•
Strategic collaboration to supply natural gas to potential data center and industrial development in Pennsylvania

Commenting on the results, Dennis Degner, the Company’s CEO said, “Range is off to a great start in 2025 with efficient operations, consistent well performance and strong free cash flow. Our solid financial results supported increased returns of capital to shareholders alongside further bolstering of the balance sheet. As demand for natural gas and NGLs increases and in-basin demand opportunities continue to materialize, we believe Range is well positioned given our growing in-process inventory, consistent well results, and high-return, long-life assets measured in decades.”

Financial Discussion

Except for generally accepted accounting principles (“GAAP”) reported amounts, specific expense categories exclude non-cash impairments, unrealized mark-to-market adjustment on derivatives, non-cash stock compensation and other items shown separately on the attached tables. “Unit costs” as used in this release are composed of direct operating, transportation, gathering, processing and compression, taxes other than income, general and administrative, interest and depletion, depreciation and amortization costs divided by production. See “Non-GAAP Financial Measures” for a definition of non-GAAP financial measures and the accompanying tables that reconcile each non-GAAP measure to its most directly comparable GAAP financial measure.

First Quarter 2025 Results

GAAP revenues and other income for first quarter 2025 totaled $691 million, GAAP net cash provided from operating activities (including changes in working capital) was $330 million, and GAAP net income was $97 million ($0.40 per diluted share). First quarter earnings results include a $159 million mark-to-market derivative loss due to increases in commodity prices.

Cash flow from operations before changes in working capital, a non-GAAP measure, was $397 million. Adjusted net income comparable to analysts’ estimates, a non-GAAP measure, was $232 million ($0.96 per diluted share) in first quarter 2025.

The following table details Range’s first quarter 2025 unit costs per mcfe(a):

Expenses	1Q 2025 (per mcfe)	1Q 2024 (per mcfe)	Increase (Decrease)

Direct operating(a)	$ 0.13	$ 0.11	18%
Transportation, gathering, processing and compression(a)	1.55	1.49	4%
Taxes other than income	0.04	0.03	33%
General and administrative(a)	0.16	0.18	(11)%
Interest expense(a)	0.14	0.15	(7)%
Total cash unit costs(b)	2.01	1.96	3%
Depletion, depreciation and amortization (DD&A)	0.46	0.45	2%
Total unit costs plus DD&A(b)	$ 2.46	$ 2.40	3%

(a)
Excludes stock-based compensation, one-time settlements, and amortization of deferred financing costs.
(b)
Totals may not be exact due to rounding.

The following table details Range’s average production and realized pricing for first quarter 2025(a):

	1Q25 Production & Realized Pricing
	Natural Gas (mcf)	Oil (bbl)	NGLs (bbl)	Natural Gas Equivalent (mcfe)

Net production per day	1,510,705	4,706	110,222	2,200,276

Average NYMEX price	$ 3.66	$71.40	$ 26.74
Differential, including basis hedging	(0.15)	(10.28)	1.05
Realized prices before NYMEX hedges	3.51	61.12	27.79	3.93
Settled NYMEX hedges	0.13	0.60	(0.04)	0.09
Average realized prices after hedges	$ 3.64	$ 61.72	$ 27.75	$ 4.02

(a)
Totals may not be exact due to rounding

First quarter 2025 natural gas, NGLs and oil price realizations (including the impact of cash-settled hedges and derivative settlements) averaged $4.02 per mcfe.

•
The average natural gas price, including the impact of basis hedging, was $3.51 per mcf, or a ($0.15) per mcf differential to NYMEX. Range continues to expect its 2025 natural gas differential to average ($0.40) to ($0.48) relative to NYMEX.
•
Range’s pre-hedge NGL price during the quarter was $27.79 per barrel, approximately $1.05 above the Mont Belvieu weighted equivalent. Range is improving its full-year NGL price guidance to a range of +$0.25 to +$1.25 relative to a Mont Belvieu equivalent barrel.
•
Crude oil and condensate price realizations, before realized hedges, averaged $61.12 per barrel, or $10.28 below WTI (West Texas Intermediate). Range continues to expect its 2025 condensate differential to average ($10.00) to ($15.00) relative to NYMEX.

Financial Position and Repurchase Activity

As of March 31, 2025, Range had net debt outstanding of approximately $1.36 billion, consisting of $1.71 billion of senior notes and $345 million in cash. During the first quarter, Range repurchased in the open market $2.2 million principal amount of 4.875% senior notes due 2025 at a discount.

During the quarter, Range repurchased 1,826,562 shares at an average price of approximately $36.97 per share. As of March 31, 2025, the Company had approximately $949 million of availability under the share repurchase program.

Capital Expenditures and Operational Activity

First quarter 2025 drilling and completion expenditures were $130 million. In addition, during the quarter, approximately $16 million was invested in acreage, and $1 million was invested in infrastructure and other investments. First quarter capital spending represented approximately 22% of Range’s total capital budget in 2025.

During the quarter, Range drilled ~250,000 lateral feet across 18 wells, while turning to sales ~132,000 lateral feet across 10 wells. The added inventory of drilled but not completed laterals is in line with Range’s plans to exit 2025 with ~400,000 lateral feet of surplus inventory to support future development.

The table below summarizes expected 2025 activity plans regarding the number of wells to sales in each area.

	Wells TIL 1Q 2025	Remaining 2025	2025 Planned TIL
SW PA Super-Rich	0	8	8
SW PA Wet	10	19	29
SW PA Dry	0	5	5
NE PA Dry	0	4	4
Total Wells	10	36	46

Marketing and Midstream Update

Range is collaborating with Liberty Energy Inc. and Imperial Land Corporation to supply natural gas to a proposed state-of-the-art power generation facility in Washington County, PA. The proposed power facility is expected to serve as a catalyst for attracting data centers and industrial operations seeking long-term, reliable, efficient energy solutions. The project plans to utilize modular, scalable power generation systems and Marcellus natural gas, which has an advantaged emissions profile versus other basins in the U.S.

Guidance – 2025

Capital & Production Guidance

Range’s 2025 all-in capital budget is $650 million - $690 million. Annual production is expected to be approximately 2.2 Bcfe per day in 2025. Liquids are expected to be over 30% of production.

Full Year 2025 Expense Guidance

Direct operating expense:	$0.12 - $0.14 per mcfe
Transportation, gathering, processing and compression expense:	$1.50 - $1.55 per mcfe
Taxes other than income:	$0.03 - $0.04 per mcfe
Exploration expense:	$24 - $28 million
G&A expense:	$0.17 - $0.19 per mcfe
Net Interest expense:	$0.12 - $0.13 per mcfe
DD&A expense:	$0.45 - $0.46 per mcfe
Net brokered gas marketing expense:	$8 - $12 million

Updated Full Year 2025 Price Guidance

Based on recent market indications, Range expects to average the following price differentials for its production in 2025.

FY 2025 Natural Gas:(1)	NYMEX minus $0.40 to $0.48
FY 2025 Natural Gas Liquids:(2)	MB plus $0.25 to $1.25 per barrel
FY 2025 Oil/Condensate:	WTI minus $10.00 to $15.00

(1) Including basis hedging

(2) Mont Belvieu-equivalent pricing based on weighting of 53% ethane, 27% propane, 8% normal butane, 4% iso-butane and 8% natural gasoline.

Hedging Status

Range hedges portions of its expected future production volumes to increase the predictability of cash flow and maintain a strong, flexible financial position. Please see the detailed hedging schedule posted on the Range website under Investor Relations - Financial Information.

Range has also hedged basis across the Company’s numerous natural gas sales points to limit volatility between benchmark and regional prices. The combined fair value of natural gas basis hedges as of March 31, 2025, was a net gain of $11.7 million.

Conference Call Information

A conference call to review the financial results is scheduled on Wednesday, April 23 at 8:00 AM Central Time (9:00 AM Eastern Time). Please click here to pre-register for the conference call and obtain a dial in number with passcode.

A simultaneous webcast of the call may be accessed at www.rangeresources.com. The webcast will be archived for replay on the Company's website until May 23rd.

Non-GAAP Financial Measures

To supplement the presentation of its financial results prepared in accordance with generally accepted accounting principles (GAAP), the Company’s earnings press release contains certain financial measures that are not presented in accordance with GAAP. Management believes certain non-GAAP measures may provide financial statement users with meaningful supplemental information for comparisons within the industry. These non-GAAP financial measures may include, but are not limited to Net Income, excluding certain items, Cash flow from operations before changes in working capital, realized prices, Net debt and Cash margin.

Adjusted net income comparable to analysts’ estimates as set forth in this release represents income or loss from operations before income taxes adjusted for certain non-cash items (detailed in the accompanying table) less income taxes. We believe adjusted net income comparable to analysts’ estimates is calculated on the same basis as analysts’ estimates and that many investors use this published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies. Diluted earnings per share (adjusted) as set forth in this release represents adjusted net income comparable to analysts’ estimates on a diluted per share basis. A table is included which reconciles income or loss from operations to adjusted net income comparable to analysts’ estimates and diluted earnings per share (adjusted). On its website, the Company provides additional comparative information on prior periods.

Cash flow from operations before changes in working capital represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items. Cash flow from operations before changes in working capital (sometimes referred to as “adjusted cash flow”) is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity. A table is included which reconciles net cash provided by operations to cash flow from operations before changes in working capital as used in this release. On its website, the Company provides additional comparative information on prior periods for cash flow, cash margins and non-GAAP earnings as used in this release.

The cash prices realized for oil and natural gas production, including the amounts realized on cash-settled derivatives and net of transportation, gathering, processing and compression expense, is a critical component in the Company’s performance tracked by investors and professional research analysts in valuing, comparing, rating and providing investment recommendations and forecasts of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Due to the GAAP disclosures of various derivative transactions and third-party transportation, gathering, processing and compression expense, such information is now reported in various lines of the income statement. The Company believes that it is important to furnish a table reflecting the details of the various components of each income statement line to better inform the reader of the details of each amount and provide a summary of the realized cash-settled amounts and third-party transportation, gathering, processing and compression expense, which were historically reported as natural gas, NGLs and oil sales. This information is intended to bridge the gap between various readers’ understanding and fully disclose the information needed.

Net debt is calculated as total debt less cash and cash equivalents. The Company believes this measure is helpful to investors and industry analysts who utilize Net debt for comparative purposes across the industry.

The Company discloses in this release the detailed components of many of the single line items shown in the GAAP financial statements included in the Company’s Annual or Quarterly Reports on Form 10-K or 10-Q. The Company believes that it is important to furnish this detail of the various components comprising each line of the Statements of Operations to better inform the reader of the details of each amount, the changes between periods and the effect on its financial results.

We believe that the presentation of PV10 value of our proved reserves is a relevant and useful metric for our investors as supplemental disclosure to the standardized measure, or after-tax amount, because it presents the discounted future net cash flows attributable to our proved reserves before taking into account future corporate income taxes and our current tax structure. While the standardized measure is dependent on the unique tax situation of each company, PV10 is based on prices and discount factors that are consistent for all companies. Because of this, PV10 can be used within the industry and by credit and security analysts to evaluate estimated net cash flows from proved reserves on a more comparable basis.

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading U.S. independent natural gas and NGL producer with operations focused in the Appalachian Basin. The Company is headquartered in Fort Worth, Texas. More information about Range can be found at www.rangeresources.com.

Included within this release are certain “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not limited to historical facts, but reflect Range’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “outlook”, “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements.

All statements, except for statements of historical fact, made within regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as those regarding future well costs, expected asset sales, well productivity, future liquidity and financial resilience, anticipated exports and related financial impact, NGL market supply and demand, future commodity fundamentals and pricing, future capital efficiencies, future shareholder value, emerging plays, capital spending, anticipated drilling and completion activity, acreage prospectivity, expected pipeline utilization and future guidance information, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and Range's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements. Further information on risks and uncertainties is available in Range's filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. Unless required by law, Range undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

The SEC permits oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions as well as the option to disclose probable and possible reserves. Range has elected not to disclose its probable and possible reserves in its filings with the SEC. Range uses certain broader terms such as "resource potential,” “unrisked resource potential,” "unproved resource potential" or "upside" or other descriptions of volumes of resources potentially recoverable through additional drilling or recovery techniques that may include probable and possible reserves as defined by the SEC's guidelines. Range has not attempted to distinguish probable and possible reserves from these broader classifications. The SEC’s rules prohibit us from including in filings with the SEC these broader classifications of reserves. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of actually being realized. Unproved resource potential refers to Range's internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers. Unproved resource potential does not constitute reserves within the meaning of the Society of Petroleum Engineer's Petroleum Resource Management System and does not include proved reserves. Area wide unproven resource potential has not been fully risked by Range's management. “EUR”, or estimated ultimate recovery, refers to our management’s estimates of hydrocarbon quantities that may be recovered from a well completed as a producer in the area. These quantities may not necessarily constitute or represent reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or the SEC’s oil and natural gas disclosure rules. Actual quantities that may be recovered from Range's interests could differ substantially. Factors affecting ultimate recovery include the scope of Range's drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recoveries of gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates and other factors. Estimates of resource potential may change significantly as development of our resource plays provides additional data.

In addition, our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price or drilling cost changes. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangeresources.com or by written request to 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102. You can also obtain this Form 10-K on the SEC’s website at www.sec.gov or by calling the SEC at 1-800-SEC-0330.

SOURCE: Range Resources Corporation

Range Investor Contacts:

Laith Sando

817-869-4267

Matt Schmid

817-869-1538

Range Media Contact:

Mark Windle

724-873-3223

RANGE RESOURCES CORPORATION

STATEMENTS OF OPERATIONS
Based on GAAP reported earnings with additional
details of items included in each line in Form 10-Q
(Unaudited, In thousands, except per share data)
	Three Months Ended March 31,
	2025	2024	%
Revenues and other income:
Natural gas, NGLs and oil sales (a)	$791,920	$567,001
Derivative fair value (loss) income	(158,957)	46,598
Brokered natural gas and marketing	54,408	28,831
ARO settlement loss (b)	-	(26)
Interest income (b)	3,053	2,943
Gain on sale of assets (b)	62	87
Other (b)	68	22
Total revenues and other income	690,554	645,456	7%

Costs and expenses:
Direct operating	24,836	21,664
Direct operating - stock-based compensation (c)	537	497
Transportation, gathering, processing and compression	306,109	290,875
Taxes other than income	6,987	5,368
Brokered natural gas and marketing	57,361	30,895
Brokered natural gas and marketing - stock-based compensation (c)	840	708
Exploration	6,044	4,202
Exploration - stock-based compensation (c)	347	324
Abandonment and impairment of unproved properties	4,574	2,371
General and administrative	31,553	33,772
General and administrative - stock-based compensation (c)	10,111	9,978
General and administrative - lawsuit settlements	27	191
Exit costs	8,897	10,315
Deferred compensation plan (d)	2,879	6,405
Interest expense	27,785	29,116
Interest expense - amortization of deferred financing costs (e)	1,376	1,360
Gain on early extinguishment of debt	(3)	(64)
Depletion, depreciation and amortization	90,559	87,137
Total costs and expenses	580,819	535,114	9%

Income before income taxes	109,735	110,342	-1%

Income tax expense
Current	2,000	1,582
Deferred	10,683	16,622
	12,683	18,204

Net income	$97,052	$92,138	5%

Net income Per Common Share
Basic	$0.40	$0.38
Diluted	$0.40	$0.38

Weighted average common shares outstanding, as reported
Basic	240,035	240,505	0%
Diluted	241,755	242,406	0%

(a) See separate natural gas, NGLs and oil sales information table.
(b) Included in Other income in the 10-Q.
(c) Costs associated with stock compensation and restricted stock amortization, which have been reflected in the categories associated with the direct personnel costs, which are combined with the cash costs in the 10-Q.
(d) Reflects the change in market value of the vested Company stock held in the deferred compensation plan.
(e) Included in interest expense in the 10-Q.

RANGE RESOURCES CORPORATION

BALANCE SHEET
(In thousands)	March 31,	December 31,
	2025	2024
	(Unudited)	(Audited)
Assets
Current assets	$714,502	$636,982
Derivative assets	6,470	87,098
Natural gas and oil properties, net (successful efforts method)	6,476,813	6,421,700
Other property and equipment, net	2,799	2,465
Operating lease right-of-use assets	100,110	119,838
Other	82,030	79,592
	$7,382,724	$7,347,675

Liabilities and Stockholders' Equity
Current liabilities	$1,211,926	$1,263,247
Asset retirement obligations	1,189	1,189
Derivative liabilities	70,845	9,634
Senior notes, excluding current maturities	1,090,107	1,089,614
Deferred tax liabilities	552,057	541,378
Derivative liabilities	32,178	10,488
Deferred compensation liabilities	66,336	65,233
Operating lease liabilities	35,535	35,737
Asset retirement obligations and other liabilities	140,607	137,181
Divestiture contract obligation	242,583	257,317
	3,443,363	3,411,018

Common stock and retained deficit	4,520,586	4,449,987
Other comprehensive income	597	611
Common stock held in treasury	(581,822)	(513,941)
Total stockholders' equity	3,939,361	3,936,657
	$7,382,724	$7,347,675

RECONCILIATION OF TOTAL DEBT AS REPORTED
TO NET DEBT, a non-GAAP measure
(Unaudited, in thousands)
	March 31,	December 31,
	2025	2024	%

Total debt, net of deferred financing costs, as reported	$1,696,541	$1,697,883	0%
Unamortized debt issuance costs, as reported	10,001	10,819
Less cash and cash equivalents, as reported	(344,574)	(304,490)
Net debt, a non-GAAP measure	$1,361,968	$1,404,212	-3%

RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATING ACTIVITIES
(Unaudited, in thousands)

	Three Months Ended March 31,
	2025	2024

Net income	97,052	92,138
Adjustments to reconcile net cash provided from continuing operations:
Deferred income tax expense	10,683	16,622
Depletion, depreciation and amortization	90,559	87,137
Abandonment and impairment of unproved properties	4,574	2,371
Derivative fair value loss (income)	158,957	(46,598)
Cash settlements on derivative financial instruments	4,573	122,373
Divestiture contract obligation, including accretion	8,897	10,267
Amortization of deferred financing costs and other	1,182	1,232
Deferred and stock-based compensation	15,083	18,215
Gain on sale of assets	(62)	(87)
Gain on early extinguishment of debt	(3)	(64)

Changes in working capital:
Accounts receivable	(28,722)	107,454
Other current assets	(9,028)	(8,944)
Accounts payable	36,181	12,188
Accrued liabilities and other	(59,843)	(82,374)
Net changes in working capital	(61,412)	28,324
Net cash provided from operating activities	330,083	331,930

RECONCILIATION OF NET CASH PROVIDED FROM OPERATING
ACTIVITIES, AS REPORTED, TO CASH FLOW FROM OPERATIONS
BEFORE CHANGES IN WORKING CAPITAL, a non-GAAP measure
(Unaudited, in thousands)
	Three Months Ended March 31,
	2025	2024
Net cash provided from operating activities, as reported	$330,083	$331,930
Net changes in working capital	61,412	(28,324)
Exploration expense	6,044	4,202
Lawsuit settlements	27	191
Non-cash compensation adjustment and other	(175)	(101)
Cash flow from operations before changes in working capital - non-GAAP measure	$397,391	$307,898

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
(Unaudited, in thousands)
	Three Months Ended March 31,
	2025	2024
Basic:
Weighted average shares outstanding	240,776	242,082
Stock held by deferred compensation plan	(741)	(1,577)
Adjusted basic	240,035	240,505

Dilutive:
Weighted average shares outstanding	240,776	242,082
Dilutive stock options under treasury method	979	324
Adjusted dilutive	241,755	242,406

RANGE RESOURCES CORPORATION

RECONCILIATION OF NATURAL GAS, NGLs AND OIL SALES
AND DERIVATIVE FAIR VALUE INCOME (LOSS) TO
CALCULATED CASH REALIZED NATURAL GAS, NGLs AND
OIL PRICES WITH AND WITHOUT THIRD-PARTY
TRANSPORTATION, GATHERING, PROCESSING AND
COMPRESSION COSTS, a non-GAAP measure
(Unaudited, In thousands, except per unit data)
	Three Months Ended March 31,
	2025	2024	%
Natural gas, NGLs and Oil Sales components:
Natural gas sales	$490,377	$271,475
NGLs sales	275,654	256,076
Oil sales	25,889	39,450
Total Natural Gas, NGLs and Oil Sales, as reported	$791,920	$567,001	40%

Derivative Fair Value (Loss) Income, as reported	$(158,957)	$46,598
Cash settlements on derivative financial instruments - (gain) loss:
Natural gas	(4,729)	(120,913)
NGLs	412	77
Oil	(256)	(1,537)
Total change in fair value related to commodity derivatives prior to
settlement, a non GAAP measure	$(163,530)	$(75,775)

Transportation, gathering, processing and compression components:
Natural Gas	$157,519	$150,112
NGLs	147,838	140,274
Oil	752	489
Total transportation, gathering, processing and compression, as reported	$306,109	$290,875

Natural gas, NGL and Oil sales, including cash-settled derivatives: (c)
Natural gas sales	$495,106	$392,388
NGLs sales	275,242	255,999
Oil Sales	26,145	40,987
Total	$796,493	$689,374	16%

Production of natural gas, NGLs and oil during the periods (a):
Natural Gas (mcf)	135,963,430	132,650,240	2%
NGLs (bbls)	9,919,989	9,760,723	2%
Oil (bbls)	423,579	610,279	-31%
Gas equivalent (mcfe) (b)	198,024,838	194,876,252	2%

Production of natural gas, NGLs and oil - average per day (a):
Natural Gas (mcf)	1,510,705	1,457,695	4%
NGLs (bbls)	110,222	107,261	3%
Oil (bbls)	4,706	6,706	-30%
Gas equivalent (mcfe) (b)	2,200,276	2,141,497	3%

Average prices, excluding derivative settlements and before third-party transportation costs:
Natural Gas (per mcf)	$3.61	$2.05	76%
NGLs (per bbl)	$27.79	$26.24	6%
Oil (per bbl)	$61.12	$64.64	-5%
Gas equivalent (per mcfe) (b)	$4.00	$2.91	37%

Average prices, including derivative settlements before third-party transportation costs: (c)
Natural Gas (per mcf)	$3.64	$2.96	23%
NGLs (per bbl)	$27.75	$26.23	6%
Oil (per bbl)	$61.72	$67.16	-8%
Gas equivalent (per mcfe) (b)	$4.02	$3.54	14%

Average prices, including derivative settlements and after third-party transportation costs: (d)
Natural Gas (per mcf)	$2.48	$1.83	36%
NGLs (per bbl)	$12.84	$11.86	8%
Oil (per bbl)	$59.95	$66.36	-10%
Gas equivalent (per mcfe) (b)	$2.48	$2.05	21%

Transportation, gathering and compression expense per mcfe	$1.55	$1.49	4%

(a) Represents volumes sold regardless of when produced.
(b) Oil and NGLs are converted at the rate of one barrel equals six mcfe based upon the approximate relative energy content of oil to natural gas, which is not necessarily indicative of the relationship of oil and natural gas prices.
(c) Excluding third-party transportation, gathering, processing and compression costs.
(d) Net of transportation, gathering, processing and compression costs.

RANGE RESOURCES CORPORATION

RECONCILIATION OF INCOME BEFORE INCOME
TAXES AS REPORTED TO INCOME BEFORE INCOME TAXES
EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, In thousands, except per share data)
	Three Months Ended March 31,
	2025	2024	%

Income from operations before income taxes, as reported	109,735	110,342	-1%
Adjustment for certain special items:
Gain on the sale of assets	(62)	(87)
ARO settlement loss	-	26
Change in fair value related to derivatives prior to settlement	163,530	75,775
Abandonment and impairment of unproved properties	4,574	2,371
Gain on early extinguishment of debt	(3)	(64)
Lawsuit settlements	27	191
Exit costs	8,897	10,315
Brokered natural gas and marketing - stock-based compensation	840	708
Direct operating - stock-based compensation	537	497
Exploration expenses - stock-based compensation	347	324
General & administrative - stock-based compensation	10,111	9,978
Deferred compensation plan - non-cash adjustment	2,879	6,405

Income before income taxes, as adjusted	301,412	216,781	39%

Income tax expense, as adjusted
Current (a)	2,000	1,582
Deferred (a)	67,325	48,278

Net income, excluding certain items, a non-GAAP measure	$232,087	$166,921	39%

Non-GAAP income per common share
Basic	$0.97	$0.69	41%
Diluted	$0.96	$0.69	39%

Non-GAAP diluted shares outstanding, if dilutive	241,755	242,406

(a) Taxes are estimated to be approximately 23% for 2024 and 2025

RANGE RESOURCES CORPORATION

RECONCILIATION OF NET INCOME, EXCLUDING
CERTAIN ITEMS AND ADJUSTED EARNINGS PER
SHARE, non-GAAP measures
(In thousands, except per share data)
	Three Months Ended March 31,
	2025	2024

Net income, as reported	$97,052	$92,138
Adjustments for certain special items:
Gain on the sale of assets	(62)	(87)
ARO settlement loss	-	26
Gain on early extinguishment of debt	(3)	(64)
Change in fair value related to derivatives prior to settlement	163,530	75,775
Abandonment and impairment of unproved properties	4,574	2,371
Lawsuit settlements	27	191
Exit costs	8,897	10,315
Stock-based compensation	11,835	11,507
Deferred compensation plan	2,879	6,405
Tax impact	(56,642)	(31,656)

Net income, excluding certain items, a non-GAAP measure	$232,087	$166,921

Net income per diluted share, as reported	$0.40	$0.38
Adjustments for certain special items per diluted share:
Gain on the sale of assets	-	-
ARO settlement loss	-	-
Gain on early extinguishment of debt	-	-
Change in fair value related to derivatives prior to settlement	0.68	0.31
Abandonment and impairment of unproved properties	0.02	0.01
Lawsuit settlements	-	-
Exit costs	0.04	0.04
Stock-based compensation	0.05	0.05
Deferred compensation plan	0.01	0.03
Adjustment for rounding differences	(0.01)	-
Tax impact	(0.23)	(0.13)
Dilutive share impact (rabbi trust and other)	-	-

Net income per diluted share, excluding certain items, a non-GAAP measure	$0.96	$0.69

Adjusted earnings per share, a non-GAAP measure:
Basic	$0.97	$0.69
Diluted	$0.96	$0.69

RANGE RESOURCES CORPORATION

RECONCILIATION OF CASH MARGIN PER MCFE, a non-
GAAP measure
(Unaudited, In thousands, except per unit data)
	Three Months Ended March 31,
	2025	2024

Revenues
Natural gas, NGLs and oil sales, as reported	$791,920	$567,001
Derivative fair value (loss) income, as reported	(158,957)	46,598
Less non-cash fair value loss	163,530	75,775
Brokered natural gas and marketing, as reported	54,408	28,831
Other income, as reported	3,183	3,026
Less gain on sale of assets	(62)	(87)
Less ARO settlement	-	26
Cash revenues	854,022	721,170

Expenses
Direct operating, as reported	25,373	22,161
Less direct operating stock-based compensation	(537)	(497)
Transportation, gathering and compression, as reported	306,109	290,875
Taxes other than income, as reported	6,987	5,368
Brokered natural gas and marketing, as reported	58,201	31,603
Less brokered natural gas and marketing stock-based compensation	(840)	(708)
General and administrative, as reported	41,691	43,941
Less G&A stock-based compensation	(10,111)	(9,978)
Less lawsuit settlements	(27)	(191)
Interest expense, as reported	29,161	30,476
Less amortization of deferred financing costs	(1,376)	(1,360)
Cash expenses	454,631	411,690

Cash margin, a non-GAAP measure	$399,391	$309,480

Mmcfe produced during period	198,025	194,876

Cash margin per mcfe	$2.02	$1.59

RECONCILIATION OF INCOME BEFORE INCOME TAXES
TO CASH MARGIN, a non-GAAP measure
(Unaudited, in thousands, except per unit data)
	Three Months Ended March 31,
	2025	2024

Income before income taxes, as reported	$109,735	$110,342
Adjustments to reconcile income before income taxes to cash margin:
ARO settlements	-	26
Derivative fair value loss (income)	158,957	(46,598)
Net cash receipts on derivative settlements	4,573	122,373
Exploration expense	6,044	4,202
Lawsuit settlements	27	191
Exit costs	8,897	10,315
Deferred compensation plan	2,879	6,405
Stock-based compensation (direct operating, brokered natural gas and	11,835	11,507
Marketing, and general and administrative)
Bad debt expense	-	-
Interest - amortization of deferred financing costs	1,376	1,360
Depletion, depreciation and amortization	90,559	87,137
Gain on sale of assets	(62)	(87)
Gain on early extinguishment of debt	(3)	(64)
Abandonment and impairment of unproved properties	4,574	2,371
Cash margin, a non-GAAP measure	$399,391	$309,480